UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 19, 2004

OSI SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

California	000-23125	330238801
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12525 Chadron Avenue, Hawthorne, California	90250
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (310) 978-0516

(Former name or former address, if changed since last report.)

Item 2.    Acquisition or Disposition of Assets.

(a)    Effective as of March 19, 2004, OSI Systems, Inc. (“OSI Systems”) completed the acquisition of Spacelabs Medical pursuant to a certain Purchase Agreement entered into on January 2, 2004, between Instrumentarium Corporation (“Instrumentarium”) and OSI Systems (the “Initial Purchase Agreement”), as amended and supplemented on March 19, 2004 (the “Amended Purchase Agreement”, and together with the Initial Purchase Agreement, the “Purchase Agreement”). Spacelabs is a business unit of Instrumentarium, which GE Medical Systems acquired in October 2003 (“Spacelabs”).

Pursuant to the Purchase Agreement, OSI Systems (i) purchased all of the equity interests of certain subsidiaries of Instrumentarium which were part of Spacelabs (the “Equity Interests”) and (ii) acquired certain of the assets (the “Transferred Assets”) and assumed certain of the liabilities (the “Assumed Liabilities”) related to the business of Spacelabs from certain other subsidiaries of Instrumentarium. Under the terms of the Purchase Agreement, the purchase price for the Equity Interests and the Transferred Assets paid on the closing was $46,641,000 in cash (the “Purchase Price”), which amount was calculated in accordance with the formula set forth in Sections 2.05 and 2.06 of the Initial Purchase Agreement, and is subject to a post-closing adjustment as set forth in Sections 2.09 through 2.12 of the Initial Purchase Agreement and Section 5 of the Amended Purchase Agreement. OSI Systems used its available cash to pay the Purchase Price on closing and intends to use its available cash to pay additional post-closing amounts of the Purchase Price, if any, as result of a post-closing adjustment.

In connection with the purchase transaction, OSI Systems and/or its affiliates entered into several agreements with Instrumentarium and/or its affiliates with respect to the sale and distribution of certain of Spacelabs’ products, all as more fully described in Preliminary Statement H and Section 8.01(d) of the Initial Purchase Agreement.

The description of the Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Purchase Agreement, which is attached hereto as Exhibits 2.1 and 2.2.

(b)    Spacelabs is a global manufacturer and distributor of patient monitoring and clinical information systems for use primarily in hospitals. Spacelabs’ principal products encompass patient monitoring systems, network and connectivity solutions, ambulatory blood pressure (ADP) monitors and medical data services. It is the present intention of OSI Systems to continue to use the assets of Spacelabs in furtherance of the above described business purpose.

Item 5.    Other Events.

On March 22, 2004, OSI Systems issued a press release announcing the completion of the acquisition of Spacelabs. A copy of OSI Systems’ press release announcing the acquisition of Spacelabs is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

As permitted by Item 7(a)(4), the financial statements required by Item 7(a) are not being filed with this Current Report on Form 8-K. OSI Systems intends to file such financial statements by amendment within the 60-day period permitted by Item 7(a)(4).

(b)	Pro Forma Financial Information.

As permitted by Item 7(a)(4), the financial statements required by Item 7(a) are not being filed with this Current Report on Form 8-K. OSI Systems intends to file such financial statements by amendment within the 60-day period permitted by Item 7(a)(4).

(c)	Exhibits

2.1	Purchase Agreement dated as of January 2, 2004 between Instrumentarium Corporation and OSI Systems, Inc.

2.2.	Letter Agreement dated as of March 19, 2004 between Instrumentarium Corporation and OSI Systems, Inc. amending and supplementing the Purchase Agreement dated as of January 2, 2004.

99.1	Press release dated January 5, 2004 issued by OSI Systems, Inc.*

99.2	Press release dated March 22, 2004 issued by OSI Systems, Inc.

* Incorporated by reference to OSI System’s Current Report on Form 8-K filed on January 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: March 26, 2004	By:	/s/ ANUJ WADHAWAN

Anuj Wadhawan Chief Financial Officer

4